Exhibit 10.6

RSU Award Agreement - FY2025 Form

Magnera Corporation

2024 Omnibus Incentive Plan

Restricted Stock Unit Award Agreement

Award Number: [•]	Award Date: [•], 2024

Award Type: Restricted Stock Unit

Number of Restricted Stock Units: [•]

Vesting Schedule:

Vesting Date	RSUs Vesting
[•]	[•]
[•]	[•]
[•]	[•]

Method of Payment: To the extent vested and earned, and unless otherwise set forth herein, this Restricted Stock Unit Award will be paid and settled in shares of the Company’s common stock (“settlement”).

THIS CERTIFIES THAT Magnera Corporation, a Pennsylvania corporation f/k/a Glatfelter Corporation (the “Company”) has, on the Award Date specified above, granted to:

[Name]

(the “Participant”) a Restricted Stock Unit Award (the “Award”) to receive that number of Restricted Stock Units indicated above in the space labeled “Number of Restricted Stock Units,” subject to the terms and conditions contained in this Restricted Stock Unit Award Agreement (this “Award Agreement”) and the Company’s 2024 Omnibus Incentive Plan (the “Plan”), a copy of which is attached hereto. In the event of any conflict between the terms of the Plan and this Award Agreement, the terms of the Plan will prevail. Capitalized terms used in this Award Agreement without definition will have the meanings set forth in the Plan.

Each Restricted Stock Unit (an “RSU”), if vested and earned, represents the right to receive one (1) share of the Company’s common stock (the “Stock”).

* * * *

1.	Rights of the Participant with Respect to the RSUs.

(a)            No Shareholder Rights. The RSUs granted under this Award do not and will not entitle the Participant to any rights of a holder of Stock. The rights of the Participant with respect to the RSUs will remain forfeitable at all times prior to the date on which the rights become vested according to Sections 2 and 3.

(b)            Dividend Equivalents. During the period from the Award Date to the issuance of shares of Stock pursuant to Section 4, the Participant will be credited with deemed dividends (a “Deemed Dividend”) in an amount equal to each cash dividend payable after the Award Date, just as though the Participant, on the record date for payment of the dividend, had been the holder of record of shares of Stock equal to the number of RSUs represented by this Award Agreement. The Deemed Dividends will be converted to a number of additional RSUs equal to the quotient, rounded down to the nearest whole number, obtained by dividing the Deemed Dividends by the Fair Market Value of one (1) share of Stock on the date the cash dividend to which it relates is paid. The Company will establish a bookkeeping record to account for the Deemed Dividends and additional RSUs to be credited to the Participant. The additional RSUs represented by Deemed Dividends are subject to the same vesting requirements as this Award.

(c)            Restriction on Transfer. The RSUs and any rights under this Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by the Participant, and any such purported sale, assignment, transfer, pledge, hypothecation or other disposition of RSUs or other rights under this Award will (i) be void and unenforceable against the Company, and (ii) result in the immediate forfeiture of such Award and rights. Notwithstanding the foregoing, the Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any shares of Stock issued, or any cash paid, with respect to this Award upon the death of the Participant.

2.	Vesting.

(a)            Except as set forth in Section 3 below, the RSUs (and any Deemed Dividends with respect to such RSUs) will vest on the dates set forth on page 1 of this Award Agreement (each, a “Vesting Date”), subject to the Participant remaining continuously employed by the Company on each Vesting Date.

(b)            The vesting of the RSUs is cumulative but shall not exceed one hundred percent (100%) of the RSUs. If the vesting schedule or the provisions of Section 3 would produce fractional units, the number of RSUs vesting shall be rounded down to the nearest whole unit.

3.	Separation from Service Prior to a Vesting Date; Change in Control.

(a)            In General. Except as set forth in Sections 3(b) - 3(f) below, if, prior to a Vesting Date, the Participant has a Separation from Service with the Company or any Subsidiary for any reason, then any unvested RSUs will be immediately and irrevocably forfeited.

(b)            Without Cause. If, after the first Vesting Date but prior to any other Vesting Date, the Participant experiences an involuntary Separation from Service by the Company or any Subsidiary without Cause, then a pro-rated amount of the next unvested tranche of the RSUs will vest on the next Vesting Date immediately following the date of the Separation from Service, which amount shall be determined by multiplying (i) the number of RSUs assigned to the applicable vesting tranche by (ii) a fraction, (x) the numerator of which equals the number of days the Participant remained in service during the applicable vesting tranche, and (y) the denominator of which equals the total number of days in the vesting tranche. If the foregoing amount results in a fractional number of RSUs vesting, then such value shall be rounded down to the nearest whole number.

(c)            Cause. Notwithstanding anything to the contrary herein, if the Participant experiences a Separation from Service for Cause, then this Award (and all Stock subject thereto, whether vested or unvested, settled or unsettled) will be immediately and irrevocably forfeited in its entirety.

(d)            Death or Disability. If the Participant incurs a Separation from Service due to the Participant’s death or Disability, then all unvested RSUs will become fully vested as of the date of the Separation from Service.

(e)            Retirement. If, prior to the Participant’s Separation from Service for any reason, the Participant becomes Retirement-Eligible (as defined below), then any unvested RSUs will vest on each applicable Vesting Date without regard to the Participant’s service status; provided, however, that if after becoming Retirement-Eligible, the Participant becomes deceased, then all then-unvested RSUs will become immediately vested in full as of the Participant’s date of death, and settlement of this Award shall occur as within seventy (70) days following the Participant’s date of death. For the avoidance of doubt, if the Participant is terminated for Cause, then Section 3(c) of this agreement shall supersede this Section 3(e).

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(i)            “Retirement-Eligible” means that (A) the first Vesting Date occurred before the Participant’s Separation from Service; and (B) the Participant has either:

(1)	attained the age of sixty-five (65) and completed at least five (5) years of service with the Company and its Affiliates, or

(2)	attained the age of fifty-five (55) and completed at least ten (10) years of service with the Company and its Affiliates.

(f)            Change in Control. Unless otherwise determined by the Committee, in the event of a Change in Control in which the Company is not the surviving entity, the Company will cause the surviving entity to issue a Substitute Award with respect to materially equivalent stock of the surviving entity, as set forth below:

(i)            With Substitute Award. The number of shares of stock subject to the Substitute Award shall equal, with respect to each then-unvested RSU, a number based on (x) the Fair Market Value of the Stock at the date of the Change in Control, divided by (y) the fair market value of the stock subject to the Substitute Award on such date. The terms and provisions of this Award Agreement will continue to apply to the Substitute Award when issued, including, without limitation, the acceleration and termination provisions set forth in Section 3. The Participant’s right to such Substitute Award will not vest unless and until the Participant has remained in continuous employment with the Company, a Subsidiary, or the Company’s successor or one of its subsidiaries (as applicable, the “Employer”), through each Vesting Date; provided, however, that if the Participant either (A) experiences an involuntary Separation from Service by the Employer without Cause, or (B) resigns from the Employer for Good Reason (as defined below), then all of the then-unvested shares subject to the Substitute Award will become fully vested on the date of the Participant’s Separation from Service, and such shares will settle within seventy (70) days following such separation date.

(ii)           Without Substitute Award. Notwithstanding the foregoing, if a Substitute Award is not issued for any reason, or if the stock subject to the Substitute Award is not publicly traded at the date of the Change in Control, then all RSUs subject to this Award will vest in full upon the occurrence of the Change in Control, and all such RSUs will be settled in the form of cash or shares of Stock, as determined by the Committee in its sole discretion, in each case effective immediately upon the Change in Control.

(iii)          “Good Reason” means the occurrence of any of the following without the Participant’s consent: (A) a material reduction of the Participant’s title, responsibilities or authority relative to the Participant’s title, responsibilities or authority as in effect immediately prior to such reduction, (B) a material diminution in the Participant’s base salary, other than an across-the-board diminution that affects other similarly situated employees, (C) a material change in the geographic location at which the Participant must perform services (for this purpose, a requirement that the Participant’s services be performed at a location less than fifty (50) miles from the location where the Participant previously performed services will not be considered a material change), or (D) the Company’s material breach of a written agreement between the Participant and the Company. In order for termination to be for Good Reason, within ninety (90) days after the occurrence of any of the foregoing events, (1) the Participant must deliver written notice to the Company of his/her intention to terminate his/her employment for Good Reason specifying in reasonable detail the facts and circumstances deemed to give rise to the Participant’s right to terminate his/her employment for Good Reason, (2) the Company will not have cured such facts and circumstances within thirty (30) days after delivery of such notice by the Participant to the Company, and (3) the Participant must have a Separation from Service no later than thirty (30) days following the expiration of such thirty (30) day cure period.

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4.	Settlement.

(a)            Timing of Settlement. Unless otherwise required by Section 3 or Section 5 herein, settlement of vested RSUs shall occur within seventy (70) days after each Vesting Date (the date of such settlement, the “Settlement Date”); provided, however, that if Section 3(d) is triggered due to the Participant’s death or Disability, then settlement shall occur within seventy (70) days after the Separation from Service. No settlement will occur prior to the date on which the RSUs become earned or vested. Neither this Section 4 nor any action taken according to this Section 4 will be construed to create a trust of any kind.

(b)            Form of Settlement. Settlement will be made in shares of Stock. The number of shares issued in satisfaction of the RSUs will be equal to the number of vested RSUs, rounded down to the next whole number of shares, and the Company will issue the shares, in book-entry form, registered in the Participant’s name or in the name of the Participant’s legal representatives, beneficiaries or heirs, as the case may be.

(c)            Taxes and Withholdings. The Company will take such actions as it deems appropriate to ensure all applicable federal, state, local or foreign payroll, withholding, income or other taxes are withheld or collected from the Participant. In accordance with the terms of the Plan, the Committee hereby confirms that the Participant may elect to satisfy the Participant’s federal, state, local and foreign tax withholding obligations arising from the receipt of shares of Stock following the vesting of the RSUs by (i) delivering check or money order payable to the Company in any amount equal to the federal, state, local or foreign taxes the Company determines is required to satisfy its minimum withholding obligations (or such other withholding rate affirmatively approved by the Committee), or (ii) having the Company withhold a portion of the shares of Stock otherwise to be delivered having a Fair Market Value equal to the amount of such federal, state, local or foreign taxes the Company determines is required to satisfy its minimum withholding obligations (or such other withholding rate as is affirmatively approved by the Committee). The Company will not deliver any fractional share of Stock but will instead round down to the next whole number the amount of shares of Stock to be delivered. The Participant’s election must be made on or before the date that any such withholding obligation with respect to the RSUs arises, based on procedures established by the Company. If the Participant fails to make a timely election, the Company will have the right to withhold a portion of the shares of Stock otherwise to be delivered having a Fair Market Value equal to the amount the Company determines is required to satisfy its minimum withholding obligations with respect to such taxes.

5.             Compliance with Code Section 409A. This Award is intended to comply with the requirements of Code Section 409A or an exemption thereto, and it will be interpreted accordingly. To the extent that distributions in payment for this Award represent a “deferral of compensation” within the meaning of Code Section 409A, such distributions will conform to the applicable requirements of Code Section 409A including, without limitation, by conforming to the requirement that a distribution to the Participant who is a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i) that is made on account of the specified employee’s Separation from Service be made no sooner than the date which is six (6) months after the date of Separation from Service. If such distribution is delayed pursuant to Code Section 409A, the distribution will be paid within thirty (30) days after the end of the six (6)-month period. If the Participant dies during such six (6)-month period, any postponed amounts shall be paid within ninety (90) days of the Participant’s death. In no event shall the Participant, directly or indirectly, designate the calendar year of payment.

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6.	Miscellaneous.

(a)            This Award does not confer on the Participant any right with respect to the continuance of any relationship with the Company or any Subsidiary, nor will it interfere in any way with the right of the Company to terminate such relationship at any time.

(b)            The Company will not be required to deliver any shares of Stock upon vesting of the RSUs until the requirements of any federal or state securities laws, rules or regulations or other laws or rules (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(c)            All distributions under this Award shall be subject to any applicable clawback or recoupment policies, insider trading policies, policies prohibiting pledging or hedging of shares of common stock, and other polices that may be implemented by the Board or Committee from time to time.

(d)            An original record of this Award and all the terms thereof, executed by the Company, will be held on file by the Company. To the extent there is any conflict between the terms contained in the Award Agreement and the terms contained in the original record held by the Company, the terms of the original record held by the Company will control.

[Signature Page Follows]

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MAGNERA CORPORATION

By:
[Name]
[Title]

By my signature below, I hereby acknowledge receipt of this Award Agreement on the date shown above, which has been issued to me under the terms and conditions of the Plan. I further acknowledge that I reviewed the Plan and agree to conform to all of the terms and conditions of the Award Agreement and the Plan.

Signature:		Date:
[Name]

FY2025 RSU Award Agreement – Page 6 of 6